-------------------------------------------------------------------------------
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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

  [X]Preliminary Proxy Statement          [_]Confidential, For Use of the
  [_]Definitive Proxy Statement              Commission Only (as permitted by
  [_]Definitive Additional                   Rule 14a-6(e)(2))
     Materials
  [_]Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 EarthWeb Inc.
               (Name of Registrant as Specified in Its Charter)

                ----------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)  Title of each class of securities to which transaction applies:
    --------------------------------------------------

  2)  Aggregate number of securities to which transaction applies:
    --------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    --------------------------------------------------

  4)  Proposed maximum aggregate value of transaction:
    --------------------------------------------------

  5)  Total fee paid:
    --------------------------------------------------

[_]Fee paid previously with preliminary materials.
    --------------------------------------------------

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1)  Amount previously paid:
    --------------------------------------------------

  2)  Form, Schedule or Registration Statement no.:
    --------------------------------------------------

  3)  Filing Party:
    --------------------------------------------------

  4)  Date Filed:
    --------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

[LOGO OF EARTHWEB INC.]

                                 EARTHWEB INC.
                                 3 Park Avenue
                            New York, New York 10016

                                                                   April  , 1999

Dear Shareholder:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of EarthWeb Inc., to be held on Wednesday, May 31, 2000, at the Inter-Continental Hotel of New York, The Sutton II Room / Third Floor, 111 East 48th Street, New York, NY 10017, beginning at 10:30 a.m. local time.

  The business to be conducted at the meeting includes the following: (1) election of two directors, (2) approval of an amendment to the Restated Certificate of Incorporation of EarthWeb to increase the number of authorized shares of common stock and to eliminate certain classes of preferred stock, (3) approval of certain amendments to the EarthWeb 1998 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan, (4) ratification of the selection of independent auditors and (5) consideration of any other matter that may properly come before the meeting and any adjournment thereof. These matters are discussed in more detail in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow.

  It is important that your shares be represented. Even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. Alternately, registered shareholders (i.e., shareholders who own their stock in their own names) may vote through the internet or by telephone by following the instructions set forth on the proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                         Sincerely,

                                       /s/ Jack D. Hidary
                                         Jack D. Hidary
                                         President and Chief Executive Officer

                                 EARTHWEB INC.
                                 3 Park Avenue
                           New York, New York 10016

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on May 31, 2000

  The Annual Meeting of Shareholders of EarthWeb Inc., a Delaware corporation, will be held at the Inter-Continental Hotel of New York, The Sutton II Room/Third Floor, 111 East 48th Street, New York, NY 10017, on Wednesday, May 31, 2000, at 10:30 a.m., local time, for the following purposes:

  (1) The election of two directors;

  (2) The approval of an increase in the number of shares of common stock authorized for issuance and the elimination of certain classes of preferred stock under the Restated Certificate of Incorporation of EarthWeb;

  (3) The approval of an increase in the number of shares of common stock authorized for issuance under the EarthWeb 1998 Stock Incentive Plan and certain other amendments to the plan;

  (4) The ratification of the selection of EarthWeb's independent auditors;
      and

  (5) The transaction of such other business as may properly come before the meeting.

  These items are more fully described in the accompanying Proxy Statement.

  A copy of EarthWeb's Annual Report for the fiscal year ended December 31, 1999, containing consolidated financial statements, is included with this mailing.

  The Board of Directors has fixed the close of business on April 27, 2000, as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such shareholders will be available for examination by any shareholder at the Annual Meeting and, for any purpose relevant to the Annual Meeting, at the New York City office of EarthWeb, during ordinary business hours, for a period of ten days prior to the Annual Meeting. The officers and directors of EarthWeb cordially invite you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Brian P. Campbell

                                          Brian P. Campbell
                                          Vice President, General Counsel and
                                          Secretary

New York, New York
April  , 2000

-------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

  PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
ALTERNATIVELY, REGISTERED VOTERS MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THEIR PROXY CARD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO EARTHWEB OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD OR VOTING THROUGH THE INTERNET OR BY TELEPHONE.
-------------------------------------------------------------------------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EarthWeb Inc., a Delaware corporation, for use at EarthWeb's Annual Meeting of Shareholders to be held on Wednesday, May 31, 2000, at 10:30 a.m., local time, at the Inter-Continental Hotel of New York, The Sutton II Room/Third Floor, 111 East 48th Street, New York, New York 10017 and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to shareholders entitled to vote at the Annual Meeting on or about April 27, 2000. The mailing address of EarthWeb's principal executive offices is EarthWeb Inc., 3 Park Avenue, New York, New York 10016.

The Proxy

  Jack D. Hidary and Murray Hidary have been selected by the Board of Directors to be the proxyholders, and are executive officers, directors and shareholders of EarthWeb.

  Shares represented by a properly executed, unrevoked proxy or properly voted via the internet or telephonically and received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted FOR the election of two directors named in this Proxy Statement, FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock and eliminate certain classes of preferred stock, FOR the approval of the amendment to EarthWeb's 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan, FOR the ratification of the selection of PricewaterhouseCoopers LLP as EarthWeb's independent auditors for the 2000 fiscal year, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. EarthWeb does not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of EarthWeb a written instrument of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a shareholder's right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person.

Voting at the Annual Meeting

  The only issued and outstanding voting securities of EarthWeb are its shares of Common Stock, $.01 par value of which 10,236,457 shares were outstanding at the close of business on March 31, 2000, not including shares issuable upon exercise of options. Only holders of record at the close of business on April 27, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The holders of the Common Stock of EarthWeb are entitled to one vote per share on each matter submitted to a vote of the shareholders, including the election of directors. EarthWeb's Bylaws do not provide for cumulative voting by shareholders.

  The holders of a majority of EarthWeb's outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. EarthWeb believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to shareholders (other than the election of directors) and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of 66.66% of the total voting power of all outstanding securities of EarthWeb entitled to vote generally in the election of directors, voting as a single class, is required for approval of Proposal Two--the amendment to EarthWeb's Restated Certificate of Incorporation. The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Three--the amendment to EarthWeb's 1998 Stock Incentive Plan--and Proposal Four--the ratification of the selection of EarthWeb's independent auditors.

Solicitation

  The expense of soliciting proxies will be borne by EarthWeb. Proxies will be solicited principally through the use of the mail. Directors, officers and regular employees of EarthWeb may also solicit proxies personally or by telephone or special letter without any additional compensation. EarthWeb also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses incurred in forwarding proxy materials to beneficial owners.

                          PRINCIPAL SECURITY HOLDERS

  The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 1, 2000 by (i) each person known by EarthWeb to own more than 5% of such shares, (ii) each of EarthWeb's directors, including the nominees for director, (iii) EarthWeb's Chief Executive Officer and each of its executive officers listed in the "Summary of Executive Compensation" table herein, and (iv) all directors and executive officers as a group. As of March 1, 2000, there were 10,096,029 issued and outstanding shares of Common Stock of EarthWeb, not including treasury shares or shares issuable upon exercise of options. Unless otherwise noted, ownership information has been supplied by the person concerned.

                                                          Beneficial Ownership
                                                              of shares(2)
                                                          --------------------
Name and Address of Beneficial Owners(1)(2)                Number   Percentage
-------------------------------------------               --------- ----------
Warburg, Pincus Ventures, L.P.(3)........................ 1,817,093   18.00%
Jack D. Hidary(4)........................................   827,198    8.19%
Murray Hidary(5).........................................   817,198    8.09%
Cary Davis(6)............................................ 1,817,093   18.00%
Henry Kressel(6)......................................... 1,817,093   18.00%
Peter Derow(7)...........................................    12,763       *
Irene Math(8)............................................    59,166       *
William Gollan(9)........................................    54,579       *
Scott Anderson(10).......................................     5,258       *
Paul Tudor Jones and Companies(11).......................   899,600    8.91%
Munder Capital Management (12)...........................   723,400    7.17%
All directors and executive officers as a group (10
 persons) (4)(5)(6)(7)(8(9)(10).......................... 3,593,255   35.35%

--------
 *  Less than 1%
 (1) Unless otherwise noted, the address of each of the persons listed is 3 Park Avenue, New York, New York 10016.
 (2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. For purposes of this table, a person is deemed to be the beneficial owner of securities that can be acquired within 60 days from March 1, 2000 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 10,096,029 shares of common stock outstanding as of March 1, 2000.
 (3) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMWP"), manages Warburg. The members of EMWP are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both WP and EMWP. WP has a 15% interest in the profits of Warburg as the general partner and also owns approximately 1.5% of the limited partnership interests in Warburg. Henry Kressel and Cary Davis, directors of EarthWeb, are also Managing Directors of EMWP, and thus may be deemed to have an indirect, pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by Warburg and WP. The address for Warburg is 466 Lexington Avenue, New York, New York 10017.
 (4) Includes 2,500 shares subject to stock options that are exercisable within 60 days of March 1, 2000.
 (5) Includes 2,500 shares subject to stock options that are exercisable within 60 days of March 1, 2000.

 (6) All of the shares indicated as owned by Dr. Kressel and Mr. Davis are owned directly by Warburg and are included because of Dr. Kressel's and Mr. Davis' affiliation with Warburg. Dr. Kressel and Mr. Davis disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act except to the extent of their indirect pecuniary interests as described in note 3.
 (7) Includes 2,763 shares subject to stock options that are exercisable within 60 days of March 1, 2000.
 (8) Includes 34,088 shares subject to stock options that are exercisable within 60 days of March 1, 2000.
 (9) Includes 23,801 shares subject to stock options that are exercisable within 60 days of March 1, 2000.
(10) Includes 3,940 shares subject to stock options that are exercisable within 60 days of March 1, 2000.
(11) This information is based on a Schedule 13 G/A filed by Paul Tudor Jones and Companies on February 11, 2000. The address for Paul Tudor Jones is c/o Tudor Investment Corporation, 600 Steamboat Road, Greenwich, CT 06830.
(12) This information is based on a Schedule 13 G/A filed by Munder Capital Management on February 14, 2000. The address for Munder Capital Management is 480 Pierce Street, Suite 300, P.O. Box 3043, Birmingham, MI 48012-3043.

                                  MANAGEMENT

Directors and Executive Officers

  The following table sets forth the names, ages and positions of all directors and executive officers of EarthWeb, including the nominees, as of March 31, 2000. A summary of the background and experience of each of these individuals is set forth after the table.

  Name                               Age                Position(s)
  ----                               ---                -----------
                                         President, Chief Executive Officer and
Jack D. Hidary(1)...................  31  Director
                                         Executive Vice President, Treasurer and
Murray Hidary.......................  28  Director
William Gollan......................  52 Senior Vice President
Irene Math..........................  38 Senior Vice President, Finance
Norman E. Lorentz...................  52 Chief Technology Officer
Scott Anderson......................  46 Vice President, Worldwide Marketing
                                         Vice President, General Counsel and
Brian Campbell......................  35  Secretary
Cary Davis(1)(2)....................  33 Director
Henry Kressel(1)(2).................  66 Director
Peter Derow.........................  59 Director

--------
(1)  Member of the Compensation Committee of the Board of Directors
(2)  Member of the Audit Committee of the Board of Directors

  Messrs. Jack D. Hidary and Murray Hidary are brothers. There are no other family relationships among the directors, director nominee or executive officers of EarthWeb.

  EarthWeb's Bylaws and Restated Certificate of Incorporation provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in the number of directors as possible. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that time are elected to hold office for a term of three years until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. Under the terms of EarthWeb's Restated Certificate of Incorporation and Bylaws, the terms of office expire as follows: Mr. Murray Hidary, 2000; Mr. Davis, 2000; Mr. Jack
D. Hidary, 2001; Dr. Kressel, 2001; and Mr. Derow, 2002.

  Jack D. Hidary has served as the President, Chief Executive Officer and a director of EarthWeb since April 1996 and has co-managed its predecessors since January 1995. Mr. Hidary is a co-founder of EarthWeb. From November 1991 to July 1994, Mr. Hidary served as a Stanley Fellow in Clinical Neuroscience at the National Institutes of Health, where he helped establish a digital brain imaging laboratory making use of Internet, neural network and other advanced technologies. Prior to this fellowship, Mr. Hidary helped build ColumbiaNet, the online service of Columbia University, where he also studied Philosophy and Neuroscience.

  Murray Hidary has been the Executive Vice President, Treasurer and a director of EarthWeb since April 1996 and has co-managed its predecessors since January 1995. Mr. Hidary is a co-founder of EarthWeb. Mr. Hidary studied Music and Composition at New York University.

  William Gollan has been the Senior Vice President of EarthWeb since November 1997. Prior to joining EarthWeb, Mr. Gollan was a Senior Vice President of LitleNet beginning in February 1996 focusing on electronic software distribution. From March 1994 to April 1996, Mr. Gollan was a Vice President, Sales and Marketing for Kurzweil Applied Intelligence. From December 1987 to March 1994, Mr. Gollan was a Managing Director of Weathervane Management Consultants. In 1990, Mr. Gollan co-founded Computer Buying World Magazine, an IDG monthly trade magazine focused on the computer distribution channel. Mr. Gollan attended Northeastern University.

  Irene Math has been the Senior Vice President, Finance of EarthWeb since April 1999, and was the Vice President, Finance from November 1996 to March 1999. From June 1995 to May 1996, Ms. Math served as

Corporate Controller for MCI/News Corp.'s Internet Ventures. From July 1992 to May 1995, she was a Vice President in Banking and Corporate Finance at Chemical Bank. From September 1984 to June 1992, Ms. Math held various positions at Arthur Andersen & Co. Ms. Math graduated from Lehigh University with a B.S. in Accounting and is a Certified Public Accountant.

  Norman E. Lorentz has been the Chief Technology Officer of EarthWeb since January 2000. Prior to EarthWeb, Mr. Lorentz was a Senior Vice President and Chief Technology Officer with the Unites States Postal Service from August 1998 to December 1999 and the Vice President of Quality from July 1994 to August 1998. From December 1976 to July 1994, Mr. Lorentz was a Director of Quality for U S West. Mr. Lorentz holds an M.B.A. degree from Arizona State University.

  Scott Anderson has been the Vice President, Worldwide Marketing of EarthWeb since August 1998. From 1994 to July 1998, Mr. Anderson served as a Partner and Worldwide Management Supervisor at Ogilvy & Mather where he ran the global IBM Software Group account. In 1994, Mr. Anderson worked at the west coast advertising agency, Suissa Miller, where he launched Crayola's software family. Prior to that, he worked at Drew Advertising where, among other accomplishments, he built the Peter Norton software brand franchise. He won the American Marketing Association's Effie award for marketing effectiveness for both the Crayola and IBM software launches. Mr. Anderson received a B.S. from Rutgers University.

  Brian P. Campbell has been the Vice President, General Counsel and Secretary of EarthWeb since January 2000. Prior to joining EarthWeb, Mr. Campbell was Vice President, General Counsel and Secretary of CMP Media Inc. and Miller Freeman, Inc. Prior to joining CMP in 1995, Mr. Campbell was an attorney in the corporate department of Mudge Rose Guthrie Alexander & Ferdon since 1988. Mr. Campbell received a J.D. from St. John's University School of Law and a B.A. from the University of Virginia.

  Cary Davis has been a director of EarthWeb since February 1998. Mr. Davis has served with E.M. Warburg, Pincus & Co., LLC, an investment firm, since October 1994 and has been a Managing Director since January 1999. From August 1992 to September 1994, Mr. Davis was employed by Dell Computer Corporation, where his last position was Manager of Worldwide Desktop Marketing. Mr. Davis also serves as a director of BEA Systems, Inc. Mr. Davis holds a B.A. from Yale University and an M.B.A. from Harvard University's Graduate School of Business Administration.

  Henry Kressel has been a director of EarthWeb since October 1996. Dr.Kressel has served with E.M. Warburg, Pincus & Co., LLC since 1983 and has been a Managing Director since 1985. Prior to 1983, Dr. Kressel was Staff Vice President for research and development in solid state technology at the RCA Corporation. Dr. Kressel also serves as a director of Alysis Tecnologies, Inc., a software development company, Nova Corporation, a credit card processing company, and Covad Communications, an XDSL service provider.
Dr. Kressel received a B.A. from Yeshiva University, a Masters in Applied Physics from Harvard University, a Ph.D. in Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

  Peter Derow has been a director of EarthWeb since May 1999. Mr. Derow served as President and Chief Executive Officer of Institutional Investor, Inc. from 1988 until his retirement in 1997. Earlier, Mr. Derow served as Chairman and President of Newsweek, Director of The Washington Post Company, President of CBS Publishing Group, and Senior Vice President and Director of CBS, Inc. Mr. Derow holds a B.A. degree from Harvard College and an M.B.A. from Harvard University's Graduate School of Business Administration.

                                 PROPOSAL ONE

                           RE-ELECTION OF DIRECTORS

  At the Annual Meeting, two individuals will be elected as directors for a three-year term and until their successors are elected and qualified. The Board of Directors has nominated Murray Hidary and Cary Davis for re-election at the Annual Meeting.

  The proxies given to the proxyholders will be voted or not voted as indicated in accordance with the terms of the proxy card, and if no direction is given, will be voted FOR approval of the nominees. Directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The Board of Directors knows of no reason why any of the nominees should be unable or unwilling to serve, but if one or more of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other nominee or nominees to the office of director as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

Compensation of Directors

  EarthWeb does not currently pay any director's fees. Although EarthWeb does not have any formal program to grant options to its directors, Peter Derow was granted options to purchase 20,000 shares of common stock under the 1998 Stock Incentive Plan. Directors who are also employees of Earthweb receive no compensation for their service as directors of EarthWeb.

Indemnification

  The General Corporation Law of the State of Delaware provides that a corporation may indemnify its directors and officers for certain liabilities. EarthWeb's Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers. The effect of such provisions is to indemnify to the fullest extent permitted by law the directors and officers of EarthWeb against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with EarthWeb. EarthWeb maintains directors and officers liability insurance.

Committees of the Board

  The Board of Directors has established an Audit Committee, the members of which are Henry Kressel and Cary Davis, who are nonemployee directors, and a Compensation Committee, the members of which are Dr. Kressel and Mr. Davis, who are nonemployee directors, and Jack D. Hidary. EarthWeb does not have a nominating committee or a committee performing similar functions.

  The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of EarthWeb and reviewing with the independent auditors the scope and results of the audits, the internal accounting controls of EarthWeb, the financial reporting process, audit practices and the professional services furnished by the independent auditors.

  The Compensation Committee is responsible for overseeing administration of the company's compensation policies and practices, including reviewing and approving all compensation arrangements for officers of EarthWeb, and is also responsible for administering, or making recommendations with respect to, EarthWeb's stock plans. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. Davis administers the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Attendance at Board and Committee Meetings

  During the fiscal year ended December 31, 1999, the Board of Directors met 6 times and acted by unanimous written consent 21 times, with each director attending each meeting and executing each consent. The Audit Committee met once and the Compensation Committee met twice during the fiscal year ended December 31, 1999 and all members of such committees attended each meeting of the respective committees.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

  The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to EarthWeb during the years ended December 31, 1999 and 1998 for: (1) the Chief Executive Officer of EarthWeb and (2) the four other most highly compensated executive officers of EarthWeb who were serving as executive officers at December 31, 1999 (collectively, the "Named Executive Officers"):

                                                                         Long Term
                                                                        Compensation
                                                                           Awards
                                                                        ------------
                                      Annual
                                   Compensation
                                 -----------------                       Securities
 Name and Principal                                    Other Annual      Underlying
 Position                Year    Salary($)  Bonus     Compensation($)    Options(#)
 ------------------      ----    --------- -------    ---------------   ------------
Jack D. Hidary.......... 1999    $175,000  $99,000(1)         --          260,000
 President and Chief     1998     160,000   41,000(2)         --              --
 Executive Officer

Murray Hidary........... 1999     164,000   96,000(1)         --          260,000
 Executive Vice          1998     130,000   36,000(2)         --              --
 President and Treasurer

William Gollan.......... 1999     174,000   65,000(1)     $65,000(3)(4)   120,000
 Senior Vice President   1998     151,000   37,000(2)      53,000(3)       74,750

Irene Math.............. 1999     173,000   48,000(1)      18,000(4)       60,000
 Senior Vice President,  1998     132,000   38,000(2)         --           46,150
 Finance

Scott Anderson.......... 1999     139,000   27,000(1)       1,000(4)       30,250
 Vice President,         1998(5)   52,000   18,400(2)         --            9,750
 Worldwide Marketing

--------
(1)  Represents bonuses earned in 1999, a portion of which were paid in 2000.
(2)  Represents bonuses earned in 1998, a portion of which were paid in 1999.
(3) Includes relocation expenses and corporate apartment rental paid in 1998 and 1999.
(4) Represents reimbursement for certain underwriting discounts incurred in connection with the sale of shares in EarthWeb's secondary offering in May 1999.
(5)  Scott Anderson joined EarthWeb in August 1998.

Summary of Option Grants

  The following table sets forth information regarding stock options granted by EarthWeb pursuant to the EarthWeb Inc. 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") during the fiscal year ended December 31, 1999 to each of the Named Executive Officers. EarthWeb has never granted stock appreciation rights.

                                                 Option Grants in Last
                                             Fiscal Year Individual Grants
                                    ------------------------------------------------
                                                                                      Potential Realizable
                                                                                        Value at Assumed
                         Number of  Percent of Total Options                         Annual Rates of Stock
                         Securities   Granted to Employees   Exercise or               Price Appreciation
                         Underlying   (net of forfeitures)    Base Price               for Option Term(4)
                          Options     in Fiscal Year Ended    Per Share   Expiration ----------------------
  Name                   Granted(1)   December 31, 1999(2)   ($/Share)(3)    Date        5%         10%
  ----                   ---------- ------------------------ ------------ ---------- ---------- -----------
Jack D. Hidary..........   10,000             0.55%             $36.13     2/21/09   $  227,188 $   575,739
                          250,000            13.77%             $26.19     6/14/09   $4,117,295 $10,434,033

Murray Hidary...........   10,000             0.55%             $36.13     2/21/09   $  227,188 $   575,739
                          250,000            13.77%             $26.19     6/14/09   $4,117,295 $10,434,033

William F. Gollan.......   10,000             0.55%             $36.13     2/21/09   $  227,188 $   575,739
                          110,000             6.06%             $26.19     6/14/09   $1,811,609 $ 4,590,974

Irene Math..............   10,000             0.55%             $36.13     2/21/09   $  227,188 $   575,739
                           50,000             2.75%             $26.19     6/14/09   $  823,459 $ 2,086,807

Scott Anderson..........    5,000             0.28%             $36.13     2/21/09   $  113,594 $   287,870
                           10,000             0.55%             $26.19     6/14/09   $  164,692 $   417,361
                           12,250             0.84%             $30.75     11/2/09   $  294,912 $   747,366

--------
(1)  The options were granted under the 1998 Stock Incentive Plan.
(2) Based on an aggregate of 1,816,076 options granted (net of forfeitures) to employees in the year ended December 31, 1999, including options granted to Named Executive Officers.
(3) The exercise price per share of each option was equal to the fair market value of the common stock on the preceding date of the grant, based on the closing sales price for the Common Stock as reported on the Nasdaq National Market.
(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

Summary of Options Exercised

  The following table sets forth information concerning options exercised by any Named Executive Officer during the fiscal year ended December 31, 1999 and unexercised options held by the Named Executive Officers as of December 31, 1999. The values of unexercised in-the-money options represent the positive spread between the respective exercise prices of outstanding stock options and the last reported sale price of the Common Stock on December 31, 1999 of $50.31.

                                                   Aggregate Option Exercises in Last Fiscal Year
                                                          And Fiscal Year-End Option Values
                                                -----------------------------------------------------
                                                  Number of Securities
                                                 Underlying Unexercised      Value of Unexercised
                                                 Options at Fiscal Year          In-the-Money
                           Shares                          End            Options at Fiscal Year End
                          Acquired     Value    ------------------------- ---------------------------
  Name                   on Exercise  Realized  Exercisable Unexercisable Exercisable  Unexercisable
  ----                   ----------- ---------- ----------- ------------- ---------------------------
Jack D. Hidary..........      --     $      --       --        260,000    $         --  $   6,173,125
Murray Hidary...........      --     $      --       --        260,000    $         --  $   6,173,125
William Gollan..........   52,444    $1,808,246   18,559       171,522    $     876,645 $   5,229,296
Irene Math..............   27,165    $  930,944   29,952        76,083    $   1,068,141 $   2,461,626
Scott Anderson..........    3,606    $   91,846    1,345        35,049    $      52,151 $     796,592

Employment and Consulting Agreements

  Jack D. Hidary and Murray Hidary (the "Managers") entered into employment agreements (individually, an "Employment Agreement" and, collectively, the "Employment Agreements") with Global Network Partners LLC ("GNP") effective January 1, 1995. Each Employment Agreement provided for an initial two year term, which will extend automatically for additional one-year terms unless terminated by 60 days prior notice from the respective Manager. Through an Intercompany Services Agreement dated as of October 25, 1996 among the Managers, a former officer, EarthWeb, GNP and EarthWeb LLC (the "Intercompany Services Agreement"), which amends certain provisions of each of the Employment Agreements (and for purposes of the following discussion, all references to the Employment Agreements shall be to the Employment Agreements as amended by the Intercompany Services Agreement), each of the Managers agreed to serve as an officer and employee of EarthWeb as if EarthWeb were "the Company" under his respective Employment Agreement. In connection therewith, EarthWeb agreed to assume all of the obligations of GNP under the Employment Agreements, including payments of salary and other compensation. For the first and last six months of 1999, Jack D. Hidary received an annual base salary of approximately $160,000 and $180,000, respectively. Mr. Jack D. Hidary currently receives an annual base salary of $215,000 per annum. In 1999, Mr. Murray Hidary received an annual base salary of approximately $164,000 and currently receives an annual base salary of $215,000 per annum. Each Manager is also entitled to receive bonuses as may from time to time be awarded by the Board of Directors to such Manager.

  In the event either Mr. Jack D. Hidary or Mr. Murray Hidary is terminated without "cause" (as such term is defined in his respective Employment Agreement), each may continue to receive their respective base salary for a period of up to two years following such termination. The continued payment of such Manager's base salary is contingent upon such Manager's not disclosing EarthWeb's confidential information or competing with the business of EarthWeb.

  EarthWeb has entered into employment agreements with William Gollan, Senior Vice President, Irene Math, Senior Vice President, Finance, Norman Lorentz, Chief Technology Officer, Scott Anderson, Vice President, Worldwide Marketing, and Brian Campbell, Vice President, General Counsel and Secretary. These employment contracts currently provide for base salaries ranging from $145,000 to $215,000 and bonuses based on both individual and overall EarthWeb performance measures. The material terms of these employment agreements are:
(1) if any executive is terminated without cause, she/he will receive severance pay between three and twelve months; and (2) during the term of the agreement and for a period of between three months to three years thereafter, the executive is prohibited from competing with EarthWeb.

Compensation Committee Interlocks and Insider Participation

  On August 1, 1998, Messrs. Jack D. Hidary, Cary Davis and Henry Kressel were appointed as members of the Compensation Committee. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. Davis will administer the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to
Section 162(m) of the Code. Mr. Hidary has served as President and Chief Executive Officer of EarthWeb since April 1996. Mr. Hidary will abstain from Compensation Committee decisions regarding his own compensation. Mr. Davis has served with E.M. Warburg, Pincus & Co., LLC since October 1994 and has been a Managing Director since January 1999. Dr. Kressel has served with E.M. Warburg, Pincus & Co., LLC since 1983 and has been a Managing Director since 1985.

Certain Relationships and Related Transactions

  In October 1996, EarthWeb issued 2,925,000 shares of Common Stock to EarthWeb LLC and assumed substantially all of the liabilities of EarthWeb LLC in exchange for substantially all of the assets of EarthWeb LLC. At the time of such transaction, EarthWeb LLC was the sole owner of Common Stock then outstanding and, consequently, the members of EarthWeb LLC (which included GNP, of which Messrs. Jack D. Hidary, Murray Hidary and Nova Spivack were the members at such time) retained their proportionate interests in EarthWeb through the ownership by EarthWeb LLC of such Common Stock.

  In October 1996, EarthWeb issued 653,111 shares of Series A Convertible Preferred Stock to Warburg in a private placement for an aggregate purchase price of approximately $6.7 million, of which $4.9 million was received by EarthWeb and the remainder was used to repay certain investors and cover the transaction costs. In June 1997, EarthWeb issued 598,086 shares of Series B Convertible Preferred Stock to Warburg for an aggregate purchase price of $10.0 million. All of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were converted into an aggregate of 2,439,833 shares of Common Stock upon the consummation of EarthWeb's IPO.

  In June 1998, EarthWeb issued 433,965 shares of Common Stock to EarthWeb LLC for an aggregate purchase price of $3.7 million.

  The controlling member of EarthWeb LLC is GNP, the members of which are Jack
D. Hidary and Murray Hidary, directors and officers of EarthWeb. Warburg, EarthWeb LLC, GNP and the GNP members are entitled to demand and piggyback registration rights with respect to their respective shares of Common Stock, which, with respect to EarthWeb LLC, includes the former members.

  Pursuant to certain provisions of the Shareholders Agreement, Warburg granted GNP an option to purchase up to 10% of the shares that Warburg received upon conversion of its preferred stock, subject to Warburg realizing a return of at least five times on its investment. The rights become conditionally exercisable after the expiration of any restrictions on resale of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires that EarthWeb's executive officers and directors, and any persons holding more than 10 percent of the Common Stock, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Such reporting persons are also required by the SEC rules to furnish EarthWeb with copies of all Section 16(a) reports they file. Based solely on its review of the Forms 3, 4 and 5 and any amendments thereto filed by such reporting persons, as well as written representations from certain reporting persons that no Forms 5 are required, EarthWeb believes that, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to such reporting persons were complied with pursuant to the SEC rules, with the following exceptions: (a) Mr. Jack D. Hidary filed a late Form 4 in November 1999 reflecting a sale of stock; (b) Mr. Murray Hidary filed a late Form 4 in November 1999 reflecting a sale of stock; (c) Mr. John Kleine filed a late Form 4 in September 1999 reflecting a sale of stock; and (d) Ms. Irene Math filed an amendment to a Form 4 in October 1999.

1996 Amended and Restated Stock Plan

  The 1996 Amended and Restated Stock Plan (as amended to date, the "1996 Stock Plan") was adopted by the Board of Directors of EarthWeb in October 1996 and was subsequently ratified by the shareholders of EarthWeb. The 1996 Stock Plan provides for the grant of incentive stock options and non-qualified stock options. The 1996 Stock Plan also provides for the issuance of stock appreciation rights and restricted stock. Directors, employees and consultants of EarthWeb are eligible to receive grants under the 1996 Stock Plan. The 1996 Stock Plan authorized 525,000 shares of Common Stock for issuance, subject to adjustment as set forth in the 1996 Stock Plan. As of March 1, 2000, options relating to 194,167 shares of Common Stock were outstanding. EarthWeb has ceased granting additional options pursuant to the 1996 Stock Plan.

1998 Stock Incentive Plan

  EarthWeb's 1998 Stock Incentive Plan is described in Proposal No. 3 below.

1998 Employee Stock Purchase Plan

  EarthWeb's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the Board of Directors in November 1998 and has been approved by EarthWeb's shareholders. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, in order to provide employees of EarthWeb with an opportunity to purchase Common Stock through payroll deductions. An aggregate of 159,000 shares of Common Stock was initially reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, which amount is increased annually on the first day of EarthWeb's fiscal year, beginning in 2000, equal to the least of (1) 400,000 shares, (2) two percent of the outstanding shares on such date or (3) a lesser number of shares determined by the Compensation Committee, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of EarthWeb. Except for any employees (a) who, after giving effect to the grant under the Stock Purchase Plan, would own shares and options equal to 5% or more of the total voting power of EarthWeb's outstanding Common Stock, (b) whose rights under all of EarthWeb's stock purchase plans accrue at a rate exceeding $25,000 per year, (c) whose customary employment is 20 or fewer hours per week or five or fewer months per year or (d) who are subject to laws of a foreign jurisdiction that prohibit or make impracticable such employee's participation in the Stock Purchase Plan, all employees of EarthWeb are eligible to participate in the Stock Purchase Plan.

  Offer periods under the Stock Purchase Plan ("Offer Periods") are generally overlapping periods of 24 months. The initial Offer Period commenced on the closing date of the IPO. Additional Offer Periods commence each February 1 and August 1. Purchase periods under the Stock Purchase Plan ("Purchase Periods") are generally six month periods. The initial Purchase Period commenced on the closing date of the IPO. Additional Purchase Periods commence each August 1 and February 1. Exercise dates under the Stock Purchase Plan ("Exercise Dates") are the last day of each Purchase Period. An Offer Period may be shortened in the event of a merger of EarthWeb with or into another corporation, the sale of all or substantially all of the assets of EarthWeb, or certain other transactions.

  On the first day of each Offer Period, a participating employee is granted a purchase right that is a form of option to be automatically exercised on the forthcoming Exercise Dates within the Offer Period. During the Offer Period deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Common Stock of EarthWeb. The price per share at which shares are to be purchased under the Stock Purchase Plan during any Purchase Period is the lesser of an amount equal to eighty five percent (85%) of the fair market value of the Common Stock (as defined in the Stock Purchase
Plan) on (a) the date of the grant of the option (the commencement of the Offer Period) or (b) the Exercise Date (the last day of a Purchase Period). The participant's purchase right is exercised in this manner on both Exercise Dates arising in the Offer Period unless, on the first day of any Purchase Period, the fair market value of the Common Stock is lower than the fair market value of the Common Stock on the first day of the Offer Period. If so, the participant's participation in the original Offer Period is terminated, and the participant is automatically enrolled in the new Offer Period effective the same date.

  Payroll deductions may range from 1% to 15% (in whole percentage increments) of a participant's regular base pay plus commissions, exclusive of overtime, bonuses or shift-premiums, but not more than $21,250 per year. Participants may not make additional payments to their accounts. The maximum number of shares of Common Stock that any employee may purchase under the Stock Purchase Plan during a Purchase Period is determined by dividing 15% of the employee's regular base pay by the applicable purchase price. Certain additional limitations on the amount of Common Stock that may be purchased during any calendar year are imposed by the Code.

  The Stock Purchase Plan is administered by the Compensation Committee, which has the authority to terminate or amend the Stock Purchase Plan (subject to specified restrictions) and otherwise to administer the Stock Purchase Plan and to resolve all questions relating to the administration of the Stock Purchase Plan.

401(k) Plan

  EarthWeb maintains a 401(k) retirement savings plan (the "401(k) Plan"). All employees of EarthWeb, meeting certain minimum eligibility requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that the employee may contribute up to 20% of his or her pre-tax gross compensation (but not greater than a statutorily prescribed annual limit). The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by EarthWeb. All amounts contributed by the employee participants in conformity with plan requirements and earnings on such contributions are fully vested at all times. For the year ended December 31, 1999, EarthWeb did not contribute to the 401(k) Plan.

  EarthWeb's wholly-owned subsidiaries, EarthWeb Career Solutions, Inc. and EarthWeb Knowledge Products, Inc., also maintain 401(k) retirement savings plans.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  EarthWeb's executive compensation program has been administered by the Compensation Committee of the Board of Directors since August 1, 1998. Prior to August 1, 1998, compensation decisions and grants of stock options were made by the Board of Directors. The current members of the Compensation Committee are Dr. Kressel and Mr. Davis, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code, and Mr. Jack D. Hidary. A subcommittee of the Compensation Committee consisting of Dr. Kressel and Mr. Davis administer the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to Section 162(m) of the Code. Mr. Hidary abstains from Compensation Committee decisions regarding his own compensation.

General Compensation Philosophy

  The role of the Compensation Committee is to review and administer all compensation arrangements for officers of EarthWeb (including all of the Named Executive Officers), and to be responsible for administering or making recommendations with respect to EarthWeb's stock plans. EarthWeb's compensation philosophy for officers is to relate compensation to corporate performance and increases in shareholder value, while providing a total compensation package that is competitive and enables EarthWeb to attract, motivate, reward and retain key executives and employees. EarthWeb uses salaries, bonuses and stock options to meet these goals.

Executive Compensation

  Base Salary. Salaries for executive officers for 1999 were generally determined by the Board of Directors or Compensation Committee on an individual basis. The majority of EarthWeb's executives were hired prior to the formation of the Compensation Committee. For 2000, the Compensation Committee reviewed the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

  Annual Incentive Awards. EarthWeb's executive officers are eligible for cash bonus awards. Awards under this program are based on individual performance objectives and on the attainment of specific company performance measures established by the Compensation Committee each year. Awards under this program for 1999 were determined by the Compensation Committee of the Board of Directors.

  Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EarthWeb's shareholders and encourages executives to remain in EarthWeb's employ. EarthWeb grants stock options in accordance with the 1998 Stock Incentive Plan and previously granted stock options in accordance with the 1996 Stock Plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of EarthWeb's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

  Mr. Jack D. Hidary's base salary and bonus for 1999 was determined by the Compensation Committee. During 1999 the Compensation Committee authorized an increase in Mr. Jack D. Hidary's base salary to $180,000 and a grant of options to purchase 260,000 shares of common stock pursuant to the terms of the 1998 Stock Incentive Plan. For 2000, the Compensation Committee authorized an increase in Mr. Jack D. Hidary's base salary to $215,000. Such adjustments were made by the Compensation Committee after evaluating Mr. Jack Hidary's compensation consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

  Section 162(m) of the Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Stock Plan and the 1998 Stock Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee's present intention is to comply with
Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of EarthWeb or its shareholders.

                                          COMPENSATION COMMITTEE

                                          Jack D. Hidary
                                          Henry Kressel
                                          Cary Davis

                       EARTHWEB STOCK PRICE PERFORMANCE

  The following performance graph assumes an investment of $100 on November 11, 1998 (the date EarthWeb's Common Stock began trading on the Nasdaq National Market) and compares the change to December 31, 1999 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market-- U.S.) and an industry index (Hambrecht & Quist Internet Index). EarthWeb paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates. The comparisons provided in this graph are not intended to be indicative of possible future performance of EarthWeb's Common Stock.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
           AMONG EARTHWEB INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST INTERNET INDEX
                                    [CHART]

                                                      11/11/98 12/31/98 12/31/99
                                                      -------- -------- --------
EarthWeb.............................................   100      278      359
Nasdaq Stock Market (US) Index.......................   100      105      214
Hambrecht & Quist Internet Index.....................   100      140      486

  The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act, or incorporated by reference in any document so filed.

                                 PROPOSAL TWO

 AMENDMENT TO EARTHWEB'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND ELIMINATE CERTAIN CLASSES OF
                               PREFERRED STOCK.

  The Board of Directors has adopted, subject to shareholder approval, an amendment to (1) Article VI of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 75,000,000 shares from 21,750,000 shares and to eliminate three classes of preferred stock, the Series A, Series B and Series C preferred stock, thus decreasing the number of authorized shares of Preferred Stock from 4,750,000 to 2,000,000 shares and (2) Article VIII of EarthWeb's Restated Certificate of Incorporation to eliminate references to the three classes of preferred stock eliminated.

  The text of the amendment is attached hereto as Exhibit A.

  The following sections from the Restated Certificate of Incorporation, as proposed to be amended, would be deleted in their entirety: the second sentence of Section 6.1(a) and all of sections 6.1(c), 6.2, 6.3, 6.4, 6.5, 6.6 and 6.7.

Restated Certificate of Incorporation

  Under the existing Restated Certificate of Incorporation, EarthWeb has the authority to issue 21,750,000 shares of Common Stock and 4,750,000 shares of Preferred Stock, of which 2,750,000 shares of Preferred Stock were designated Series A, Series B or Series C and 2,000,000 shares of Preferred Stock were undesignated. As of March 31, 2000, 10,236,457 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. Accordingly, as of March 1, 2000, after taking into account the shares reserved for issuance (i) upon the exercise of Company stock options, (ii) upon the conversion of the Company's 7% Convertible Subordinated Notes due 2005 and (iii) pursuant to the Company's acquisition shelf registration statement on Form S-4, approximately 4,551,234 shares of Common Stock were available for issuance. The proposed amendment would provide for an additional 53,250,000 shares of Common Stock available for issuance. The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company.

Amendments to Restated Certificate of Incorporation

  Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. Issuance of shares of Preferred Stock could affect the rights of the holders of Common Stock if the Preferred Stock, when issued, has rights and preferences senior to the Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional shares of Common Stock and Preferred Stock proposed to be authorized. The proposed amendment would not change the par value of the Common Stock or the Preferred Stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, pursuant to Delaware law, the Board of Directors retains the discretion to abandon and not implement the proposed amendment.

  The purpose of the increase in authorized shares is to provide additional shares of Common Stock and to retain as authorized the undesignated shares of Preferred Stock that could be issued for corporate purposes without further stockholder approval unless required by applicable law or regulation. The Company currently expects that reasons for issuing additional shares of either Common Stock or Preferred Stock will include effecting acquisitions of other businesses or properties, establishing strategic relationships with other companies and securing additional financing for the operation of the Company through the issuance of additional shares or other equity-based securities. Reasons for issuing additional shares of Common Stock also include paying stock dividends or subdividing outstanding shares through stock splits and providing equity incentives to employees, officers or directors. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock and the Preferred Stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of Common Stock or Preferred Stock when the need arises. EarthWeb could also use the additional shares of Common Stock and the Preferred Stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of the Company's securities) or changes in or removal of management of EarthWeb. For example, without further shareholder approval, the Board of Directors could strategically sell shares of Common Stock or Preferred Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.

  Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of the Company (and the Board of Directors is not currently aware of any such attempts), shareholders nevertheless should be aware that approval of the amendment could facilitate efforts by the Company to deter or prevent changes of control of EarthWeb in the future, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The proposal to increase the number of authorized shares of Common Stock, however, is not part of any present plan to adopt a series of amendments having an antitakeover effect, and EarthWeb's management presently does not intend to propose antitakeover measures in future proxy solicitations. EarthWeb's Bylaws contain certain provisions that could have an antitakeover effect. In addition, the authority granted by EarthWeb's Restated Certificate of Incorporation to the Board of Directors to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of the Preferred Stock could be used for antitakeover purposes.

  The amendment would also result in 2,750,000 authorized shares of Series A, Series B and Series C Preferred Stock no longer being authorized and the elimination of the references to such series of preferred stock being eliminated from Article VIII. Shares of the Series A and Series B Convertible Preferred Stock were originally issued prior to the IPO, were converted upon completion of the IPO and returned to the status of authorized and unissued shares. Shares of the Series C Preferred Stock were never issued. These classes of preferred stock are no longer necessary for EarthWeb's business purposes, and, therefore, EarthWeb seeks to eliminate them from its Restated Certificate of Incorporation. The 2,000,000 shares of undesignated Preferred Stock will remain authorized under the amendment and may be issued by the Board of Directors in one or more series with such designations, powers, preferences and relative, participating, optional and other rights, including, without limitation, dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and such qualifications and limitations as the Board of Directors may determine. No additional shareholder approval would be required to set the terms of or for issuance of the undesignated Preferred Stock.

  The affirmative vote of 66.66% of the total voting power of all outstanding securities of EarthWeb entitled to vote generally in the election of directors, voting as a single class is required for approval of Proposal Two.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO EARTHWEB'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND ELIMINATE CERTAIN CLASSES OF PREFERRED STOCK.

  The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

                                 PROPOSAL THREE

  AMENDMENT TO EARTHWEB'S 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND TO INCREASE
       THE NUMBER OF SHARES AVAILABLE UNDER THE ANNUAL RENEWAL MECHANISM

  The Board of Directors has adopted, subject to shareholder approval, amendments to EarthWeb's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan"). The proposed amendments to the 1998 Stock Incentive Plan will increase the number of shares of Common Stock reserved for issuance thereunder by an additional 1,500,000 shares and provide for an increase in the number of shares available under the annual renewal mechanism.

  The purpose of the amendments to EarthWeb's 1998 Stock Incentive Plan is to enhance EarthWeb's ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interests of key individuals with the interests of EarthWeb's shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that EarthWeb's long term success is dependent upon the ability of EarthWeb to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to EarthWeb.

1998 Stock Incentive Plan

  The following summary of the 1998 Stock Incentive Plan is subject in its entirety to the specific language of the 1998 Stock Incentive Plan, a copy of which is attached as Exhibit B hereto.

  EarthWeb's 1998 Stock Incentive Plan was adopted by the Board of Directors in November 1998 and has been approved by EarthWeb's shareholders. As of December 31, 1999 the total number of shares of common stock reserved for issuance under the plan was 2,075,000. In accordance with the terms of the 1998 Stock Incentive Plan, starting in 2000, the number of shares of Common Stock reserved for issuance increases annually by a number equal to two percent (2%) of the total number of shares of Common Stock then outstanding or a lesser number of shares as determined by the plan administrator. Accordingly, as of January 2000, an additional 196,354 shares of Common Stock were reserved for issuance under the 1998 Stock Incentive Plan, bringing the total reserved shares up to 2,271,354.

Amendments to the 1998 Stock Incentive Plan

  The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the 1998 Stock Incentive Plan by an additional 1,500,000 shares. The proposed amendment would also provide for an increase in the amount by which the number of shares of Common Stock reserved for issuance under the 1998 Stock Incentive Plan automatically increases annually from two percent (2%) of the total number of shares of Common Stock then outstanding or a lesser number of shares as determined by the Administrator to four percent (4%) of the total number of shares of Common Stock then outstanding or a lesser number of shares as determined by the Administrator.

General Description

  The purposes of the 1998 Stock Incentive Plan are to give EarthWeb's employees and others who perform substantial services for EarthWeb an incentive, through ownership of EarthWeb's Common Stock, to continue in service to EarthWeb, and to help EarthWeb compete effectively with other enterprises for the services of qualified individuals. The 1998 Stock Incentive Plan permits the grant of "incentive stock options" ("Incentive Stock Options") within the meaning of Code Section 422 only to employees of EarthWeb or any parent or subsidiary of EarthWeb.

  Awards other than Incentive Stock Options, such as non-qualified stock options, stock appreciation rights ("SARs"), dividend equivalent rights, restricted stock, performance units, performance shares, and other equity based rights (including Incentive Stock Options, the "Awards"), may be granted to employees, directors and consultants of EarthWeb and its parents, subsidiaries, and other businesses in which EarthWeb, a subsidiary or a parent holds a substantial interest ("Related Entities"). As of March 1, 2000, options to purchase a total of 1,558,614 shares held by 228 optionees were outstanding as of such date at a weighted average exercise price of $28.48 per share, and 698,707 shares remained available for future grants under the 1998 Stock Incentive Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the 1998 Stock Incentive Plan was approximately 322 persons. The closing price of EarthWeb's Common Stock as reported on the Nasdaq National Market on March 31, 2000 was $26.75.

Administration

  The 1998 Stock Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Board of Directors, which shall determine the provisions, terms and conditions of each Award, including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment upon exercise of the Award, payment contingencies and satisfaction of any performance criteria. The Compensation Committee may make recommendations to the Board of Directors with respect to Awards under the 1998 Stock Incentive Plan. The Board of Directors is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"). With respect to Awards subject to Code Section 162(m), a subcommittee of the Compensation Committee administers the 1998 Stock Incentive Plan with respect to EarthWeb's officers subject to Code Section 162(m) and the subcommittee is comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. The Board and this subcommittee of the Compensation Committee are referred to as the "Administrator" in the 1998 Stock Incentive Plan.

Amendment and Termination

  The Board may at any time amend, suspend or terminate the 1998 Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, EarthWeb will obtain shareholder approval of any amendment to the 1998 Stock Incentive Plan in such a manner and to such a degree as required. The 1998 Stock Incentive Plan will terminate in November 2008 unless previously terminated by the Board of Directors.

Other Terms of the 1998 Stock Incentive Plan

  Stock options granted under the 1998 Stock Incentive Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive Stock Options may be granted only to employees of EarthWeb or any parent or subsidiary of EarthWeb. Awards other than Incentive Stock Options may be granted to employees, directors and consultants of EarthWeb or a Related Entity.

  The 1998 Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of EarthWeb to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an Incentive Stock Option may not be for more than 10 years (or five years in the case of Incentive Stock Options granted to any grantee who owns stock representing more than 10% of the combined voting power of EarthWeb or any parent or subsidiary corporation of EarthWeb). The 1998 Stock Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of Incentive Stock Options, such price cannot be less than 100% (or 110%, in the case of Incentive Stock Options granted to any grantee who owns stock representing more than 10% of the combined voting power of EarthWeb or any parent or subsidiary corporation of EarthWeb) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, the exercise price cannot be less than 100% of the fair market value of the Common Stock on the date of grant unless otherwise determined by the Administrator. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The consideration to be paid for the shares of Common Stock upon exercise or purchase of an Award will be determined by the Administrator and may include cash, check, promissory note, shares of Common Stock, or assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the Award. The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000. If the aggregate fair market value of such options exceeds $100,000, such options will be treated as non-qualified stock options to the extent of such excess.

  The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of EarthWeb as specified in the agreements to be issued under the 1998 Stock Incentive Plan. The Administrator has the authority to accelerate the vesting schedule of Awards so that they become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Related Entity Disposition, each as defined in the 1998 Stock Incentive Plan. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the 1998 Stock Incentive Plan will terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Related Entity Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. The 1998 Stock Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

  Under the 1998 Stock Incentive Plan, Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1998 Stock Incentive Plan permits the designation of beneficiaries by holders of Incentive Stock Options. Other Awards shall be transferable to the extent provided in the Award agreement.

  Under the 1998 Stock Incentive Plan, the Administrator may establish one or more programs under the 1998 Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1998 Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

Certain Federal Tax Consequences

  The grant of a non-qualified stock option under the 1998 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to EarthWeb. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. EarthWeb is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. EarthWeb does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 20% for most types of property held for more than one year.

  The grant of an Incentive Stock Option under the 1998 Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to EarthWeb. An optionee recognizes no federal taxable income upon exercising an Incentive Stock Option (subject to the alternative minimum tax rules discussed below), and EarthWeb receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an Incentive Stock Option, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the Incentive Stock Option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. EarthWeb is not entitled to any deduction under these circumstances.

  If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. EarthWeb, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

  The "spread" under an Incentive Stock Option--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. EarthWeb is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. EarthWeb does not receive a tax deduction for any such gain.

  Recipients of restricted stock may make an election under Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

  The foregoing is only a summary of the current effect of federal income taxation upon the grantee and EarthWeb with respect to the shares purchased under the 1998 Stock Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended 1998 Stock Incentive Plan Benefits

  As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options subject to shareholder approval of the proposed amendments. The benefits to be received pursuant to the 1998 Stock Incentive Plan amendments by EarthWeb's executive officers, directors and employees are not determinable at this time.

Submission to Shareholder Vote

  The shareholders are being requested to consider and approve amendments to the 1998 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares, from 2,271,354 shares to 3,771,354 shares, and to increase the number of shares available under the annual renewal mechanism.

  The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Three. The shareholders should consider that directors and executive officers of EarthWeb are eligible to receive grants under the 1998 Stock Incentive Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO EARTHWEB'S 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES AND TO LIMIT THE MAXIMUM NUMBER OF OPTIONS AND STOCK APPRECIATION RIGHTS THAT MAY BE AWARDED TO AN EMPLOYEE IN ANY ONE FISCAL YEAR.

  The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

                                 PROPOSAL FOUR

                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has recommended that the shareholders ratify the re-appointment of PricewaterhouseCoopers LLP to serve as independent auditors for EarthWeb for the fiscal year ending December 31, 2000, or until a successor is appointed.

  PricewaterhouseCoopers LLP has been the independent public accounting firm utilized by EarthWeb since 1995. During this time, PricewaterhouseCoopers LLP has examined EarthWeb's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the SEC and provided general advice to EarthWeb regarding related accounting matters.

  The affirmative vote of a majority of the shares of common stock represented and voted at the annual meeting is required for approval of Proposal Four.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF EARTHWEB FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

  The persons designated in the enclosed proxy will vote your shares FOR adoption of this proposal unless instructions to the contrary are indicated in accordance with the terms of the proxy card.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make statements should they desire to do so.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

  COPIES OF EARTHWEB'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, EARTHWEB INC., 3 PARK AVENUE, NEW YORK, NEW YORK 10016.

                         SHAREHOLDER PROPOSALS FOR THE
                              2000 ANNUAL MEETING

  In order for shareholder proposals that are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by EarthWeb for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2000, they must be received by the Secretary of EarthWeb by December 23, 2000.

  For proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in 2001 outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Secretary of EarthWeb of such intent by April 18, 2001, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at such Annual Meeting.

  All such communications to the Secretary of EarthWeb must be in writing and must be received by EarthWeb at its principal executive offices, 3 Park Avenue, New York, New York 10016 by the applicable date.

                                         By Order of the Board of Directors

                                       /s/ Jack D. Hidary
                                         Jack D. Hidary
                                         President and Chief Executive Officer

New York, New York
April  , 2000

                                   EXHIBIT A

                                    FORM OF

                           CERTIFICATE OF AMENDMENT

                                      TO

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 EARTHWEB INC.

  EarthWeb Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

  FIRST: That the name of the Corporation is EarthWeb Inc.

  SECOND: That the Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on November 9, 1998.

  THIRD: That Article VI of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and is added in its place:

                                  "ARTICLE VI

                                 Capital Stock

  6.1 Authorized Shares.

  (a) The total number of shares of capital stock that the company is authorized to issue is 77,000,000 shares, consisting of 75,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and 2,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). The 2,000,000 shares of Preferred Stock are undesignated.

  (b) Any of the 2,000,000 undesignated shares of Preferred Stock ("Undesignated Preferred Stock") may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this paragraph, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Undesignated Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

  FOURTH: That Article VIII of said Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and the following is added in its place:

                                 "ARTICLE VIII

                                  Amendments

  The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLE 6.1(a) and (b), this ARTICLE EIGHTH and ARTICLE NINTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLE 6.1(a) and (b), this ARTICLE EIGHTH and ARTICLE NINTH, unless such action is approved by the affirmative vote of the holders of not less than 66.66% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class."

  FIFTH: That the amendment to the Restated Certificate of Incorporation set forth herein was authorized by the requisite majority of the Board of Directors followed by the holders of 66.66% of all outstanding shares entitled to vote thereon pursuant to Section 228 of the General Corporation Law of the State of Delaware and Article VIII of the Restated Certificate of
Incorporation.

  SIXTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware and Article VIII of the Restated Certificate of Incorporation.

  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jack D. Hidary, its President and Chief Executive Officer, and attested by
Brian P. Campbell, its Secretary, this   day of   , 2000.


                                          By: _________________________________
                                            Name: Jack D. Hidary
                                            Title: President and Chief
                                            Executive Officer

ATTEST:


By: _________________________________
  Name: Brian P. Campbell
  Title: Secretary

                                   EXHIBIT B

                                 EARTHWEB INC.

                           1998 STOCK INCENTIVE PLAN
                   (amended and restated as of May 20, 1999)

  1) Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

  2) Definitions. As used herein, the following definitions shall apply:

  a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

  b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

  c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

  d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

  e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

  f) "Board" means the Board of Directors of the Company.

  g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefore, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

  h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

    i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
  Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

    ii) a change in the composition of the Board over a period of thirty-six
  (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

  i) "Code" means the Internal Revenue Code of 1986, as amended.

  j) "Committee" means any committee appointed by the Board to administer the Plan.

  k) "Common Stock" means the common stock of the Company.

  l) "Company" means EarthWeb Inc., a Delaware corporation.

  m) "Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

  n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

  o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

  p) "Corporate Transaction" means any of the following transactions:

    i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

    ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

    iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

    iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

  q) "Covered Employee" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code.

  r) "Director" means a member of the Board or the board of directors of any Related Entity.

  s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

  t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

  u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

  v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

    i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

    ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

  x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

  y) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

  z) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  aa) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  bb) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

  cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  dd) "Performance--Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

  ee) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

  ff) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

  gg) "Plan" means this 1998 Stock Incentive Plan.

  hh) "Registration Date" means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  ii) "Related Entity" means any Subsidiary and any business, corporation, partnership, Limited Liability Company or other entity in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

  jj) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

  kk) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

  ll) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

  mm) "Share" means a share of the Common Stock.

  nn) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

  oo) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

  3) Stock Subject to the Plan.

  a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be 2,075,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to two percent (2%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 159,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (x) 400,000 Shares, (y) four tenths of one percent (.4%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired shares of Common Stock.

  b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

  4) Administration of the Plan.

  a) Plan Administrator.

    i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

    ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
  (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

    iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

    iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

  b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

    i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

    ii) to determine whether and to what extent Awards are granted hereunder;

    iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

    iv) to approve forms of Award Agreements for use under the Plan;

    v) to determine the terms and conditions of any Award granted hereunder;

    vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

    vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

    viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

    ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

  c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

  5) Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

  6) Terms and Conditions of Awards.

    a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

    b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

    c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

    d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

  e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

  f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

  g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

  h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be Six Hundred Thousand (600,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

  i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

  j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

  k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

  l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

  7) Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

  a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

    i) In the case of an Incentive Stock Option:

      (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

      (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    i) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

    ii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

    iii) In the case of other Awards, such price as is determined by the Administrator.

    iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

  b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

    i) cash;

    ii) check;

    iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

    iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

    v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

    vi) any combination of the foregoing methods of payment.

  c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

  d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

  8) Exercise of Award.

  a) Procedure for Exercise; Rights as a Stockholder.

    i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

    ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

  b) Exercise of Award Following Termination of Continuous Service.

    i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

    ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

    iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

  c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

 9) Conditions Upon Issuance of Shares.

  a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

  10) Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

  11) Corporate Transactions/Changes in Control/Related Entity
Dispositions. Except as may be provided in an Award Agreement:

  a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Related Entity Disposition or at the time of an actual Corporate Transaction, Change in Control or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change in Control or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent. The Company will use reasonable efforts to achieve such assumption as the Administrator deems appropriate.

  b) in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

  12) Effective Date and Term of Plan. The Plan shall become effective upon the latest to occur of (i) its adoption by the Board, (ii) its approval by the stockholders of the Company or (iii) the Registration Date. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to
Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

  13) Amendment, Suspension or Termination of the Plan.

  a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

  b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

  c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

  14) Reservation of Shares.

  a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

  b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  15) No Effect on Terms of Employment/Consulting Relationship.

  The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

  16) No Effect on Retirement and Other Benefit Plans.

  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

  17) Stockholder Approval.

  The Plan became effective when adopted by the Board on November 9, 1998, and was approved by the Company's stockholders on November 9, 1998. On April 8, 1999, the Board adopted and approved an amendment and restatement of the Plan
(a) to increase the maximum aggregate number of Shares that may be issued pursuant to Awards under the Plan by 1,700,000 Shares and (b) to adopt a limit on the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code (collectively, the "Amendments"), such Amendments conditioned upon and not to take effect until stockholder approval of the Amendments is obtained.

                                  APPENDIX A

                                 EARTHWEB INC.
                                 3 PARK AVENUE
                           NEW YORK, NEW YORK 10016

                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 31, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Jack D. Hidary and Murray Hidary, each with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of EarthWeb Inc. ("EarthWeb") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") of EarthWeb, to be held at the Inter-Continental Hotel of New York, The Sutton II Room / 3rd Floor, 111 East 48th Street, New York, NY 10017, on Wednesday, May 31, 2000, at 10:30 a.m., local time, and at any and all adjournments thereof, in the following manner.

  THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEE LISTED AND FOR APPROVAL OF PROPOSALS 2 AND 3. THIS SIGNED PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED HEREIN, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                      (To be signed on the reverse side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                                 EARTHWEB INC.

                                 May 31, 2000